Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-153459 and Form S-4 No. 333-185604) of GulfMark Offshore, Inc. and in the related Prospectus of our report dated February 24, 2011, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Amended and Restated 1993 Non-Employee Director Stock Option Plan (No. 333-33719), the GulfMark Offshore, Inc. 2011 Employee Stock Purchase Plan (No. 333-175409), the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (Nos. 333-57294 and 333-144183), the GulfMark Offshore, Inc. 2011 Non-Employee Director Share Incentive Plan (No. 333-174850), the GulfMark Offshore, Inc. 2010 Omnibus Equity Incentive Plan (No. 333-167497) , and the GulfMark Offshore, Inc. Deferred Compensation Plan (No. 333-174848) of our report dated February 24, 2011, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ UHY LLP

Houston, Texas

February 27, 2013